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                                                                  Exhibit 10(pp)


                                          December 10, 1998


Jeffery H. Boyd
34 Brookridge Drive
Greenwich, CT 06830

Dear Jeff:

      This letter will serve to amend the letter agreement dated June 26, 1998, between you and Oxford Health Plans, Inc. (the "Corporation") by deleting the date "January 1, 1999" in the first and second, fourth and eighth lines of the third paragraph thereof, and replacing such date in each such instance with the date "January 1, 2000". A copy of the letter agreement is attached hereto for reference.

      We acknowledge that this letter is being entered into in consideration of your continued employment with the Corporation and that your Employment Agreement dated as of August 14, 1996, and amended as of February 23, 1998, and the letter agreement dated June 26, 1998, as amended by this letter agreement, shall remain in full force and effect.


                                          Sincerely,

                                          /s/ NORMAN C. PAYSON, M.D.

                                          Norman C. Payson, M.D.
                                          Chief Executive Officer


Agreed and Accepted:

/s/ JEFFERY H. BOYD
-----------------------------
      Jeffery H. Boyd

Date:  December 10, 1998


NCP/bh
Attachment